CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report on Dreyfus MidCap Index Fund dated December 7, 1999, which is incorporated by reference in this Registration Statement (Form N-1A No. 33- 41078) of Peoples S&P Midcap Index Fund, Inc.



                                               ERNST & YOUNG LLP

New York, New York
February 22, 2000